UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2003

First Potomac Realty Trust

(Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7200 Wisconsin Avenue, Suite 310, Bethesda, MD	20814

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 986-9200

Item 5. Other Events and Regulation FD Disclosure.

     On October 23, First Potomac Realty Trust (the “Registrant”) priced an initial public offering (the “Offering”) of 7,500,000 of its common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), at $15.00 per Common Share. Ferris, Baker Watts Incorporated, McDonald Investments Inc., Advest, Inc. and J.J.B. Hilliard, W. L. Lyons, Inc. (collectively, the “Underwriters”) acted as underwriters of the Offering and have been granted by the Registrant a 30-day option to purchase from the Registrant up to an additional 1,125,000 Common Shares to cover over-allotments, if any. The Underwriting Agreement relating to the Offering, dated as of the date hereof and entered into among the Registrant, First Potomac Realty Investment Limited Partnership (the “Operating Partnership”), and the Underwriters, is filed as Exhibit 1 to this Report.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. None.

(b)	Pro forma financial information. None.

(c)	Exhibits.

Exhibit
Number	Exhibit Title

1	Underwriting Agreement, dated October 23, 2003 by and among the Registrant, the Operating Partnership and the Underwriters.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

By:	/s/ Douglas J. Donatelli

Name:	Douglas J. Donatelli
Title:	President and Chief Executive Officer

Date: October 24, 2003

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

1	Underwriting Agreement, dated October 23, 2003 by and among the Registrant, the Operating Partnership and the Underwriters.